Exhibit 5.1

March 22, 2022

GraniteShares LLC

Sponsor to GraniteShares Gold Trust

205 Hudson Street, 7th Floor

New York, New York 10013

Ladies and Gentlemen:

We have acted as counsel to GraniteShares LLC, a Delaware limited liability company (the “Sponsor”), in its capacity as the sponsor of GraniteShares Gold Trust, a New York common law trust (the “Trust”), in connection with the preparation and filing by the Trust of its registration statement on Form S-3 (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering from time to time, pursuant to Rule 415 under the Securities Act, of units of fractional undivided beneficial interest in the net assets of the Trust (the “Shares”). The offering of the Shares will be as set forth in the prospectus (the “Prospectus”) contained in the Registration Statement, as supplemented by one or more supplements to the Prospectus.

In rendering this opinion, we have examined (a) the Depositary Trust Agreement (the “Depositary Trust Agreement”), dated August 24, 2017, by and between the Sponsor and The Bank of New York Mellon (the “Trustee”); (b) the Registration Statement; (c) the Prospectus; (d) the Allocated Gold Account Agreement, dated August 24, 2017, by and between the Trustee and ICBC Standard Bank PLC (the “Custodian”); (d) the Unallocated Gold Account Agreement, dated August 24, 2017, by and between the Trustee and the Custodian; and (e) such other records, instruments, documents and certificates as we have deemed advisable in order to render such opinion.

In such examination, we have assumed: (a) the genuineness of all signatures; (b) the legal capacity of all natural persons; (c) the authenticity of all documents submitted to us as originals; (d) the conformity to original documents of all documents submitted to us as copies; (e) that the Trust has been validly formed and is validly existing; (f) that neither the Trust nor the Trustee has taken any action to terminate the Trust and that the Trustee has the power and authority to perform its obligations under the Depositary Trust Agreement; (g) as to matters of fact, the truthfulness of the representations made in the above-described documents and in certificates of public officials and officers of the Company; and (h) that the Registration Statement shall have become effective and such effectiveness shall not have been terminated or withdrawn.

We have further assumed the Trust has been validly formed and is validly existing, that neither the Trust nor the Trustee has taken any action to terminate the Trust and that the Trustee has the power and authority to perform its obligations under the Depository Trust Agreement. As to questions of fact material to our opinion, we have relied (without investigation or independent confirmation) upon the representations contained in the above-described documents and on certificates and other communications from public officials, and officers and the Trustee of the Trust. Our opinion, as set forth herein, is based on facts in existence on the date hereof, and is limited to the laws of the State of New York that are applicable to the issuance of units of fractional undivided beneficial interest in the net assets of business trusts. We express no opinion with respect to any other laws or regulations. Without limiting the generality of the foregoing, we express no opinion as to any state securities or broker-dealer laws or regulations thereunder relating to the offer, issuance and sale of the Shares.

We have not independently established the validity of the foregoing assumptions.

Based on the foregoing and subject to the qualifications set forth in this letter, we are of the opinion that the Shares, proposed to be offered and sold pursuant to the Registration Statement, when it is made effective by the Commission or otherwise pursuant to the rules and regulations of the Commission, will have been validly authorized by the Trust and when sold in accordance with the terms of and in the manner contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

The foregoing opinions are qualified to the extent that the enforceability of any document, instrument, Shares or documents described herewith may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles.

Our opinions expressed above are limited to the General Corporation Laws of the State of Delaware and laws of the State of New York, in each case as currently in effect, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the use of our name where it appears in the Registration Statement and in the Prospectus and to the use of this opinion for filing with the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Thompson Hine LLP
Thompson Hine LLP